VirTra Receives $1.1 Million Expansion Order from U.S. Secret Service

TEMPE, Ariz. – August 29, 2019 – VirTra, Inc. (NASDAQ: VTSI), a global provider of training simulators for the law enforcement, military, educational and commercial markets, has received a $1.1 million order for equipment and services from the United States Secret Service (USSS).

In 2015, VirTra announced its inaugural order from the United States Secret Service. This new order with the USSS expands upon the various products and services that VirTra originally delivered as part of that initial contract. VirTra expects to recognize revenues from this expansion order over the coming year.

“The United States Secret Service is one of our nation’s most esteemed and critical protectors and one of the many agencies we are proud to serve at VirTra,” said VirTra General Manager Jason Mulcahy. “We’re excited to begin working on this follow-on order and are pleased to have an opportunity to continue supporting the USSS and its various missions.”

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the United States Secret Service

The U.S. Secret Service fights crime on a global scale through its field offices located in the United States, Canada, Mexico, South America, Europe, Africa and Asia. The agency works closely with local, state and federal law enforcement organizations. These entities are valued partners of the Secret Service, and they are integral to the agency’s investigative and protective endeavors. Learn more at https://www.secretservice.gov/.

Forward Looking Statements:

This news release includes certain information that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by terminology such as “could”, “may”, “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events. All statements, other than statements of historical fact, included herein, including statements about VirTra’s beliefs and expectations, are forward-looking statements. Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Although VirTra believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. VirTra cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors. Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in the Company’s securities should not place undue reliance on forward-looking information. All forward-looking information contained in this press release is given as of the date hereof, is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change. The Company assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860